EXHIBIT 10.14
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
                                      BORROWER
UMB BANK, N.A.              SAZTEC INTERNATIONAL, INC.               Inventory And
1010 GRAND BLVD.            ADVANCED AUTOMATION ASSOCIATES, INC.     Accounts Security
KANSAS CITY, MO 64106       43 MANNING RD.                           Agreement
"Lender"                    BILLERICA, MA 01821
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This Agreement made this 7TH day of OCTOBER, 1997 between UMB BANK, N.A. (the
"Bank") , and the Borrower identified above.

1. DEFINITIONS.
    (a) Generally. All words used in this Agreement shall have the same meaning applicable thereto under pertinent provisions of the Uniform Commercial Code as in effect in the state in which Bank's office identified above is located, unless otherwise herein provided.

    (b) Inventory. The term 'Inventory' means all goods held for sale, for lease, or to be furnished under contracts of service, and all goods being leased together with all leases and rental agreements pertaining thereto, and all goods being manufactured or processed for sale of for lease or for furnishing under contracts of service, including (without limitation) all raw materials, goods in process and finished goods, and all supplies to be used or consumed, or being used or consumed, in Borrower's business as now or hereafter conducted.

    (c) Qualified Account. The term 'Qualified Account' means an account owing to the Borrower which met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

         (i) The account is due and payable not more than THIRTY days from the date of the invoice or other equivalent statement or record rendered with respect thereto, and is not more than SIXTY days past due;

         (ii) The account arose from any of the following activities of
Borrower: the leasing of property; the furnishing of goods in connection with the performance of services; the sale of goods; or the performance of services;

         (iii) The account is not subject to any prior assignment, claim, lien, or security interest, and the Borrower has not made any further assignment thereof or created any further security interest therein, nor permitted Borrower's rights therein to be reached by attachment or similar process;

         (iv) The account is not subject to set-off, credit, allowance or adjustment by or to the purchaser obligated for payment thereof, except such customary trade discounts as may be allowed by Borrower for prompt payment, and said purchaser has finally accepted all goods and/or services purchased without dispute;

         (v) The account arose in the ordinary course of Borrower's business and the Borrower is not aware of any impending or active bankruptcy or insolvency proceeding by or against the purchaser, nor of any imminent financial embarrassment of the purchaser; and

          (vi) The Bank has not notified Borrower that the account is, for any reason in the Bank's discretion, unsatisfactory.

     (d)Collateral. The term "Collateral" wherever used in this subparagraph and elsewhere in this Agreement means each and all of the following, whether now existent, hereafter coming into existence, or hereafter created or acquired:

         (i) All accounts of Borrower (including, but not limited to, the Qualified Accounts);

         (ii) All contract rights of Borrower;


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         (iii)All of Borrower's general intangibles;

         (iv) All of Borrower's Inventory,

         (v) All goods returned to or repossessed by Borrower and all right, title and interest of Borrower in all other goods the sale or lease of which or the furnishing of which in the performance of services gave rise to Collateral;

         (vi) All of Borrower's documents; all of Borrower's chattel paper and all promissory notes, trade acceptances and other instruments for the payment of money evidencing any right of Borrower to such payment and;

         (vii) All proceeds of, and all additions and accessions to, all of the foregoing.

     (e) Records. The term "Records" means all records of the Borrower, now existent, hereafter coming into existence, or hereafter created or acquired, which pertain to the Collateral and includes without limitation all data and all written and photographic matter of whatever description or variety, all ledger sheets, files, tapes, discs, computer printouts, microfilm and microfiche, and all papers, documents and electronic records. The term 'Records' also includes but is not limited to all data organized, created, or compiled by or for electronic means of creation, maintenance or processing and all necessary information, and all right, title and interest of Borrower in all programming and software, required to utilize such data and such means of creation, maintenance or processing.

2. BORROWER'S PLACE(S) OF BUSINESS.
    Borrower represents and warrants that Borrower's sole place of business or (if Borrower has more than one place of business) Borrower's chief executive office, and the office where Borrower keeps all Records is the address appearing immediately after Borrower's signature on page 3 of this Agreement. If the address of the office where Borrower keeps the Records is other than that appearing under Borrower's signature, that address is as follows:

    All other offices or business locations of the Borrower, if any, are listed on the schedule labeled Exhibit A attached hereto and made a part hereof and on such additional sheets attached hereto which may be required to list all Borrower's offices or business locations. Such additional sheets, if any, are also marked Exhibit A and are hereby made a part of this Agreement by reference. Borrower agrees to notify the Bank in writing and promptly (in advance, if possible, or within 10 days of change in all other cases) of all changes in the information furnished and represented and warranted to be true in accordance with this paragraph including (without limiting such changes to) the establishment of additional places of business and all changes of address.

3.LOANS. Subject to the terms and conditions hereof and of any note given herewith and such additional note or notes as are hereafter provided, the Bank may make such loans to Borrower as the Bank may from time to time elect, all to be secured by the Collateral, Borrower's Records and other collateral as hereinafter provided. In all events, the aggregate unpaid principal amount of all loans made by the Bank to the Borrower shall not exceed n/a percent (n/a%) or $n/a, whichever is less of the cost or market value, whichever is lower, of all Borrower's Inventory, plus SEVENTY percent (70%) of the unpaid face amount of Borrower's Qualified Accounts, or such other percentages as may from time to time be fixed by the Bank upon notice to the Borrower, the aggregate dollar amount of said percentages at any time prevailing is called hereinafter the Loan Value. If the aggregate principal balance of all outstanding loans hereunder ever


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exceeds the Loan Value, Borrower shall immediately make a payment and reduction of the unpaid principal amount of such loans in an amount equal to the amount of such excess. All loans made pursuant to this Agreement shall be evidenced by notes, in form satisfactory to the Bank, bearing interest at the rate agreed upon from time to time by the parties hereto.


4. BANK'S SECURITY INTEREST.
        As security for the payment of all loans now or in the future made under this Agreement, and for payment of all expenses and obligations assumed by Borrower hereunder, and for payment of all notes and other obligations and indebtedness of Borrower to the Bank, now existing or hereafter incurred, whether matured or unmatured, direct, indirect or contingent, including any extensions or renewals thereof, Borrower hereby assigns and pledges to the Bank, and grants to the Bank a security interest in (a) all Collateral, (b) all Records, and (c) all indebtedness of Bank to Borrower, including (without limitation) any moneys, credit. balances or deposits due from or standing on deposit with Bank which belongs to or is in the name of or is subject to withdrawal by Borrower, whether now existing or hereafter arising or deposited. It is intended that the above assignment, pledge and security interest in the Collateral, Records and other collateral secure each of the Borrower's existing and future obligations and indebtedness to Bank of all types and nature, including obligations and indebtedness unrelated or dissimilar to any obligations or indebtedness in existence or contemplated at the time this Agreement was executed, and irrespective of whether such obligations or indebtedness was contemplated by Borrower at such time.

5. RIGHTS AS TO COLLATERAL; COLLECTION AND VERIFICATION
        The Bank shall have the right to notify parties obligated on any or all obligations constituting Collateral hereunder (all such obligors hereinafter called "account debtors") to make payment directly to the Bank. The Bank may take control of all proceeds arising from and constituting Collateral and may in the Bank's, in Borrower's or in any other name contact account debtors to verify the validity, amount, and any other matter respecting the Collateral. All of the foregoing rights the Bank may exercise at any time and from time to time without first giving notice to Borrower, whether or not the Borrower is then in default hereunder.

        So long as Borrower is not in default hereunder, Borrower shall have the right in the regular course of business to manufacture or process, sell or lease Inventory, or furnish Inventory under contracts of service. Borrower shall not return any Inventory to any suppliers without the prior written consent of the Bank to do so.

      Borrower irrevocably designates, makes, constitutes and appoints the Bank (and any agent, designated by the Bank) as Borrower's true and lawful attorney, with power, without notice to Borrower and at such time or times hereafter as the Bank may in its sole election determine whether or not any event of default has occurred hereunder, in Borrower's name or in the Bank's name, and at Borrower's expense:

         (a) to demand payment of any items of Collateral;

         (b) to enforce payment of the same by legal proceedings or otherwise;

         (c) to exercise all of Borrower's rights and remedies with respect to collection;

         (d) to settle, adjust, compromise, extend, renew, discharge or release any of the Collateral;

         (e) to settle, adjust or compromise any legal proceedings brought with respect to any of the Collateral;


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         (f) to sell or assign any of the Collateral upon such terms for such amount and at such price or prices as the Bank deems advisable;

         (g) to prepare, file and sign Borrower's name on any Proof of Claim in Bankruptcy or similar document against an account debtor;

         (h) to prepare, file and sign Borrower's name on any of the following or similar documents: Notice of Lien, Claim of Mechanic's Lien, Assignment or Satisfaction of Lien or Mechanic's Lien;

         (i) to endorse the name of the Borrower upon any of the items set forth at subparagraph 6(a) or (g) of this Agreement or as provided in the remainder of this paragraph;

         (j) to sign the name of the Borrower to any verification and notices directed to account debtors. Until such time as the Bank elects to exercise its rights to collect and enforce items of Collateral, Borrower is authorized, as agent of the Bank, to collect and enforce the same. All costs of collection and enforcement, including attorneys' fees and out-of-pocket expenses, shall be borne solely by Borrower whether the same are incurred by the Bank or Borrower.

         All credit memos issued by the Borrower's suppliers with respect to goods included in Borrower's Inventory shall be delivered to the Bank, shall be subject to this Agreement and, upon demand by the Bank, Borrower shall pay the Bank (for application as the Bank elects in discharge of Borrower's indebtedness to the Bank) amounts equaling the amounts of such credit memos.

         Should the Bank require Borrower to adopt such practice, Borrower shall forthwith upon receipt of all checks, drafts, cash and other remittances in payment of, or in payment or on account of, and constituting, Collateral, deposit the same in a special bank account maintained with the Bank, over which the Bank alone shall have power of withdrawal. The funds in said account shall be held by the Bank as security for all loans made hereunder and all other indebtedness of Borrower to the Bank secured hereby. Said proceeds shall be deposited in precisely the form received, except for the endorsement of Borrower where necessary to permit collection of items, which endorsement Borrower agrees to make, and which the Bank is also hereby authorized to make on Borrower's behalf. If such deposits are required by the Bank, Borrower agrees that pending deposit it will not commingle any such checks, drafts, cash and other remittances with any of Borrower's funds or property, but will hold them separate and apart therefrom and upon an express trust for the Bank until deposit thereof is made in the special account. The Bank will periodically apply the whole or any part of the collected funds on deposit in the special account against the principal and/or interest of any loans made hereunder and/or on Borrower's other indebtedness secured hereby, the order and method of such application to be in the discretion of the Bank. Any portion of said funds on deposit in the special account which the Bank elects not to so apply may be paid over by the Bank to Borrower.

6. OTHER AGREEMENTS, WARRANTIES AND REPRESENTATIONS OF BORROWER.
         (a) Borrower agrees to deliver to the Bank, forthwith upon receipt, appropriately endorsed to the order of the Bank, or otherwise endorsed or assigned as the Bank may determine necessary to vest complete title and possession in the Bank, all instruments and chattel paper and, upon the Bank's request, all documents and invoices which pertain to or constitute Collateral or Records and regardless of the form of such endorsement, or other form of endorsement or assignment, Borrower hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect to such items.

         (b) Borrower will at all times keep accurate and complete Records satisfactory to the Bank, and the Bank, by any of its employees, agents or independent auditors, shall have the right, at the expense of Borrower, to call at Borrower's place or places of business, at such intervals as determined by the Bank, to inspect, audit, check and make extracts from the books, journals, files, correspondence, computer printouts, and other data relating to the Collateral and constituting Records, all without hindrance or delay.

         (c) If any of Borrower's accounts or other Collateral arise out of contracts with the Federal Government or any department or agency thereof, Borrower will immediately notify the Bank thereof and cooperate with the Bank in taking whatever action is required in order to satisfy the Bank that all sums due and to become due under such contracts are properly assigned to the Bank.

         (d) Borrower represents and warrants that no financing statement covering all or any part of the Collateral or the Records is presently effective and on file with any public office. On request of the Bank, Borrower agrees to execute such financing statements as the Bank determines appropriate in order to perfect and maintain the Bank's first and prior security interest hereunder. A carbon, photographic or other reproduction of this Security Agreement or any financing statement executed in connection herewith shall be deemed sufficient as a financing statement regardless of whether the original thereof has been filed in the jurisdiction where the carbon, photographic or other reproduction is filed. The Secured Party may execute financing statements on behalf or instead of the Borrower to the extent authorized by the Uniform Commercial Code of the state in which Bank's office identified above is located. If any part of the Collateral is a motor vehicle(s), Borrower will execute and deliver application(s) for and certificate(s) of title or such other form(s) as may be necessary to cause the Bank to be shown as a lienholder on said application(s) for and certificate(s) of title and any such other form(s). Borrower will pay all costs of filing or recording required by the Bank. Borrower further represents and warrants that no security interest or other lien or encumbrance in favor of any person, or party, other than the Bank exists in the Collateral or the Records as of the date hereof, and Borrower agrees that no such interest, other lien or encumbrance will be given or perfected with respect to, or allowed to attach to, any of the Collateral or the Records while this Agreement remains in effect.

         (e) Borrower agrees to provide the Bank with such information and data relating to the Collateral and the Records as may be requested by the Bank. At the time of each borrowing hereunder, but in all events no less often than once each MONTH while this Agreement remains in effect, Borrower will provide to the Bank the following: (i) true and accurate copies of all invoices pertaining to Borrower's accounts or a schedule by computer printout (or in such other form which the Bank has approved in advance) identifying by account debtor each of Borrower's accounts and showing both the face and the currently unpaid amount thereof; (ii) an aging of all of Borrower's accounts at intervals of 30-days, 60-days, 90-days, and over-90-days as of the last day of the immediately preceding calendar month; and (iii) Records satisfactory to the Bank listing and describing as of the last day of the immediately preceding calendar month Borrower's Inventory and stating as of the same date the lower of cost or market value of the same. Each time the Borrower submits to the Bank information and data described in the preceding sentence, Borrower shall also provide to the Bank a certificate in form acceptable to the


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Bank completed by the Borrower or by an officer of the Borrower (if Borrower is a corporation) specifically authorized by Borrower's Board of Directors for this purpose, and stating as of the date the certificate is forwarded to the Bank that: (1) the Bank has a perfected, first security interest in all of Borrower's Inventory and accounts, including the Qualified Accounts, and in all other items of Collateral and in Borrower's Records; (2) the accounts are evidenced by invoices or by schedule which, together with an aging of accounts as herein provided, have been delivered to the Bank concurrently with the delivery of the certificate; and (3) the Borrower is not in default under this Agreement, any loans made hereunder, or on any other liability to the Bank. Said certificate shall also state as of the same date: (4) the lower of cost or market value of Borrower's Inventory; (5) the unpaid face amount of all of Borrower's accounts, of all of Borrower's accounts classified as unqualified. and of all of Borrower's Qualified Accounts; and (6)the total of Borrower's Inventory at the lower of cost or market value and of the unpaid face amount of Borrower's Qualified Accounts.

         (f) The Borrower agrees to place on the Records such legends as shall be necessary to disclose the Bank's security interest in the Collateral and the Records and to make such revisions and additions to such legends as the Bank may from time to time require.

         (g) Borrower will at all times keep the Inventory insured in an amount equal to the full insurable value thereof with such companies and against such risks as shall be satisfactory to the Bank with all loss payments thereunder payable to the Bank. Borrower shall pay the cost of all such insurance and deliver to the Bank certificates evidencing the same. Borrower hereby assigns to the Bank all of Borrower's rights to receive the proceeds of such insurance, directs any insurer to pay all proceeds directly to the Bank and authorizes the Bank to endorse any draft or other Instrument issued in payment of such proceeds. The Bank shall have the right, but shall not be obligated, to procure any or all such insurance at Borrower's expense if Borrower fails to do so.

         (h) Borrower's Inventory is presently valued for accounting purposes on the basis of FIFO, LIFO, Other (Specify:) Said valuation method for accounting purposes shall be followed for all purposes hereunder, and Borrower shall not change such method without first obtaining the advance written consent of the Bank.

         (i) Borrower agrees to pay promptly as due all taxes, levies, assessments and governmental charges, of whatever nature, upon or relating to Borrower or Borrower's business, or the ownership or use, sale, lease or other disposition of any of Borrower's assets, or the income or gross receipts of Borrower or said business. Borrower shall not permit to arise or remain in effect, and shall promptly discharge, all liens, claims or encumbrances upon any of Borrower's assets arising from any such tax, assessment, levy or charge. The Bank, at Borrower's expense, shall have the right, but shall not be obligated, to pay such taxes, levies, assessments or charges, or to discharge such liens, claims or encumbrances not paid or discharged by Borrower as provided by this subsection.

         (j) All expenses incurred, and payments made, by the Bank and which are to be paid by the Borrower under the provisions of this Agreement shall be deemed loans to the Borrower and shall beer interest so long as they remain unpaid at the same rate applicable to Borrower's other loans from the Bank.

         (k) Borrower shall at all times comply with all Environmental Regulations (as hereinafter defined) and shall not deposit, install or


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permit to be deposited or installed on or about any of the Collateral any
Hazardous Material (as hereinafter defined), except for materials which are commonly-used household products properly and lawfully handled and disposed of by Borrower. As used herein, the term 'Environmental Regulations" shall refer to all federal, state and local laws, rules, regulations, codes, governmental restrictions and requirements, ordinances and orders (whether now existent or hereafter arising) pertaining to, or imposing liability or a standard of conduct regarding, the environment, Hazardous Material, pollutants, petroleum products, radioactive materials or contaminants, or any use, storage, holding, existence, emission, discharge, generation, handling, abatement, removal, disposition or transport thereof. The term "Hazardous Material" means any substance which is a "hazardous substance", "pollutant" or "contaminant" as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended from time to time, and regulations pursuant thereto, any hazardous substance regulated or controlled under any Environmental Regulations, or any other substance or material defined, designated, classified or considered as hazardous, radioactive or toxic waste or material. Borrower covenants to keep the Collateral free and clear of all unpaid charges, liens, (including a statutory or equitable lien, or an administrative claim, in favor of any governmental entity or agency or a bankruptcy trustee for reimbursement, cleanup, response or remedial action costs, damages, penalties or fines in connection with any Hazardous Material), and security interests (other than the security interests granted herein). Bank may, in its sole discretion, advance funds to satisfy any encumbrances against the Collateral, to maintain and preserve the Collateral (which preservation, at Bank's election, may include removing, conducting a remedial action or other response to the release of any Hazardous Material or other contaminated materials). Any advances by Bank for such purpose shall be secured by this Agreement, provided, however, the foregoing shall not restrict or impair the Bank from seeking subrogation to the environmental lien or claim rights of any governmental entity or agency or bankruptcy trustee to the extent of such advancement. No liability shall arise against Bank from any act, or the omission of any act, pertaining to the collection or failure to collect any Collateral, and Borrower agrees that Bank may elect to abandon its interest in any portion of any Collateral if Bank has any reason to suspect that such Collateral may be contaminated with any Hazardous Material. Borrower shall immediately deliver to Bank copies of any notice or other communication received by Borrower alleging a violation of any Environmental Regulations or that any facility is being operated without all licenses or permits required for Hazardous Material or by Environmental Regulations.

         Neither the Collateral nor any property previously or now or hereafter occupied or owned by Borrower has ever been, or will be used by Borrower, or to the best of Borrower's information and belief, by previous owners and/or operators, to refine, produce, store, handle, transfer, process or transport any Hazardous Material (other than in full compliance with all Environmental Regulations and other applicable laws) or petroleum products stored in underground storage tanks, or as a landfill, resource recovery facility or system, solid waste processing facility, hazardous waste facility or abandoned or uncontrolled hazardous waste site, as defined in any Environmental Regulations.

7.    EVENTS OF DEFAULTS.


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         The occurrence of any of the following events constitutes default hereof: (a) Failure to pay when due any amount owned pursuant to a loan made hereunder or other indebtedness secured hereby; (b) a breach of, or failure to observe, comply with, perform or see to the performance of any covenant, agreement, representation or warranty herein or of any notes or other obligation secured hereby; (c) a suspension or termination of the ordinary course of business conducted by Borrower, or the filing of a petition of bankruptcy either by or against Borrower, or Borrower's execution of an assignment for the benefit of creditors, or Borrower's providing for an arrangement among Borrower's creditors or (d) Borrower's failure to comply in any material respect with any Environmental Regulations which would subject an owner or holder of the Collateral to any damages, penalties or liabilities.

8. RIGHTS AND REMEDIES OF BANK.
         Upon the occurrence of any of the aforementioned events of default and at any time thereafter, provided such default has not been cured, or whenever the Bank shall deem itself insecure with respect to the loans made hereunder due to any act or failure to act by Borrower or due to a determination by the Bank respecting the operations, prospects or financial condition of Borrower, all of the loans made hereunder and all other indebtedness secured hereby shall become immediately due and payable at the Bank's option without notice to Borrower, and the Bank may proceed to enforce payment of same and to exercise any or all rights and remedies afforded to the Bank by the Uniform Commercial Code of the state in which Bank's office identified above is located, or otherwise provided the Bank, and further, in addition to such rights and remedies, the Bank shall also have the right to apply in reduction of the sums secured hereby, by way of set-off, the then balance of any account with the Bank in Borrower's name, all without any notice to the Borrower of any kind whatsoever.

         To the full extent, if any, permitted by applicable law, Borrower agrees to pay, and indemnify Bank against, all costs, fees and expenses (including reasonable attorneys' fees) incurred by Bank in enforcing rights respecting and realizing upon any of the Collateral, and any and all claims, demands, judgments, penalties, fines, liabilities, costs, damages and expenses incurred by Bank, directly or indirectly, from the existence of any Hazardous Material upon or emanating from any of the Collateral, including abatement and cleanup costs and any fines imposed by reason thereof.

9. DURATION.
         The term of this Agreement shall commence with the date hereof and shall end on the date when all of the events described in (a) of this paragraph have occurred and either the events described in (b) or in W have occurred:

         (a) Borrower pays in full all outstanding loans made hereunder and all other indebtedness of Borrower secured hereby;

         (b) Borrower has given and the Bank has received written notice that no further loans are to be made hereunder; (c) the Bank has determined that no further loans are to be made hereunder.

10. APPLICABLE LAW.
         This Agreement and the rights and duties of the parties hereto shall be governed in all respects by the law of the state in which Bank's office identified above is located.

11. NO WAIVER.


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         Any failure of the Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

12.     BENEFITS AND BURDENS.
         All rights of the Bank hereunder shall inure to the benefit of its successors and assigns and all obligations of Borrower shall bind Borrower's heirs, executors, administrators, successors or assigns. This Agreement may not be assigned by Borrower.

13.     OTHER AGREEMENTS.
         Any agreements or instruments other than this Agreement, now or hereafter in effect, which provide a security interest or other rights of the Bank in all or any part of the Collateral or the Records as herein defined or which otherwise provide rights or remedies of the Bank with respect to the Borrower or any of Borrower's property shall subsist and continue in full force and effect notwithstanding the execution of or any provisions contained in this Agreement, until such other agreements or instruments terminate in accordance with their respective terms. All rights and obligations arising under said other agreements or instruments or under this Agreement, or both, shall be cumulative and independently applicable in all respects and shall not be limited in any fashion owing to the fact that provisions of said other agreements or instruments and this Agreement may differ.

BORROWER: SAZTEC INTERNATIONAL, INC., ADVANCED AUTOMATION ASSOCIATES, INC.

BY: /s/GARY N. ABERNATHY                    BORROWER'S ADDRESS
   --------------------------               43 MANNING RD.
Gary N. Abernathy, President                BILLERICA, MA 01821


BANK: UMB BANK, N.
BY: /s/Travis J. Burns
    ---------------------
Assistant Vice President


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ADDENDUM

It is hereby agreed by UMB Bank, n.a. and Saztec International, Inc. and Advanced Automation Associates, Inc. that the dollar availability of this Master Note shall decrease Ten Thousand dollars on the first business day of each month beginning November 1, 1997, until maturity at April 1, 1998.

UMB Bank, n.a.

By /s/ TRAVIS J. BURNS
  -----------------------------
Travis J. Burns, Assistant Vice President

Saztec International, Inc.

By: /s/ GARY N. ABERNATHY
   ----------------------------
Gary Abernathy, President

Advanced Automation Associates, Inc.

By: /s/ GARY N. ABERNATHY
   ----------------------------
Gary Abernathy, President

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENTS OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Borrower:  SAZTEC INTERNATIONAL, INC., ADVANCED AUTOMATION ASSOCIATES, INC.

By: /s/ GARY N. ABERNATHY
   --------------------------
Title:   President
Address: 43 MANNING RD.
         BILLERICA, MA 01821